UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street Hamilton HM 19 Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2013, Aspen Insurance Holdings Limited (the “Company”) issued $300 million aggregate principal amount of the Company’s 4.650% Senior Notes due 2023 (the “Notes”). The Notes were offered pursuant to an effective shelf registration statement (File No. 333-187742) (the “Registration Statement”) filed on Form S-3 with the U.S. Securities and Exchange Commission on April 5, 2013. The Company intends to use the net proceeds from the offering to pay the redemption price on the Company’s 6.00% Senior Notes due August 15, 2014 (the “2014 Notes”), of which $250 million of aggregate principal amount is outstanding, and to pay related fees, expenses and premiums. Any remaining net proceeds from the offering may be used for general corporate purposes.

The Company will pay interest on the Notes at the rate of 4.650% per annum payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2014. The Notes will mature on November 15, 2023. The Notes are redeemable, at the Company’s option, at any time prior to maturity at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 30 basis points, plus, in either case, any accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes were issued pursuant to an indenture, dated August 16, 2004 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a third supplemental indenture, dated November 13, 2013 (the “Third Supplemental Indenture”). The Third Supplemental Indenture is attached as Exhibit 4.1 hereto.

Section 8 – Other Events

Item 8.01 Other Events

The Company intends to give a notice of redemption to the holders of the 2014 Notes on November 14, 2013 in order to redeem all of its outstanding 2014 Notes. The Company intends to redeem the 2014 Notes, pursuant to the optional redemption provision of the 2014 Notes, on December 16, 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report and are incorporated by reference into the Registration Statement:

4.1	Third Supplemental Indenture, dated November 13, 2013, to the Base Indenture, dated as of August 16, 2004, between the Company and the Trustee.

4.2	Form of Global Note evidencing the 4.650% Senior Notes due 2023 (included in Exhibit 4.1).

5.1	Opinion of Willkie Farr & Gallagher LLP.

5.2	Opinion of Appleby (Bermuda) Limited.

12.1    Computation of Ratio of Earnings to Fixed Charges.

23.1    Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

23.2    Consent of Appleby (Bermuda) Limited (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: November 13, 2013	By:	/s/ John Worth
Name: John Worth
Title: Chief Financial Officer

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